EX-99.906CERT

CERTIFICATION

Derek Pilecki, President and Secretary and Erik Anderson, Treasurer of Gator Series Trust (the “Registrant”), does certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2017 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Secretary

Treasurer

Gator Series Trust

Gator Series Trust

/s/Derek Pilecki

/s/Erik Anderson

Derek Pilecki

Erik Anderson

Date: December 11, 2017

Date: December 11, 2017

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Gator Series Trust and will be retained by Gator Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.